Exhibit 5.2

MAPLES AND CALDER

BVI	CAYMAN	HONG KONG	JERSEY	LONDON

GlobalSantaFe Corporation 15375 Memorial Drive Houston, TX 77079 U.S.A.	3 August 2005

Dear Sirs

We have acted as counsel in the Cayman Islands to GlobalSantaFe Corporation, a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the “shelf” registration relating to the offer of any combination of the securities described therein (the “Securities”), including, without limitation, unsecured senior and subordinated debt securities of the Company (together, the “Debt Securities”) issued pursuant to the Indentures (as defined below), the ordinary shares of the Company of par value US$0.01 per share (the “Ordinary Shares”) and the preference shares of the Company of par value US$0.01 per share (the “Preference Shares”), in one or more offerings with a total initial offering price of US$1,000,000,000 (the “Offer”).

1	DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed originals, copies or final drafts of the following documents:

1.1	the Certificate of Incorporation, the Certificates of Incorporation on Change of Name and Memorandum and Articles of Association of the Company as registered or adopted on 20 November 2001 and amended on 9 June 2004;

1.2	the resolutions (the “Resolutions”) of the directors adopted at (i) the meeting of the board of directors of the Company held on 12 December 2002 in the form attached to the Certificate of the Assistant Secretary of the Company dated 3 February 2003, (ii) at the meeting of the board of directors of the Company held on 29 July 2003 in the form attached to the Certificate of the Assistant Secretary of the Company dated 3 September 2003 and (iii) at the meeting of the board of directors of the Company held on 7 June 2005 in the form attached to the Certificate of the Assistant Secretary of the Company dated 11 July 2005 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3	a Certificate of Good Standing dated 25 July 2005 issued by the Registrar of Companies (the “Certificate of Good Standing”);

MAPLES AND CALDER

1.4	the Registration Statement;

1.5	the Indenture (the “Senior Indenture”) dated as of 1 February 2003 between the Company and Wilmington Trust Company, filed as Exhibit 4.1 to the Registration Statement;

1.6	the form of the Indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures” and each, an “Indenture”) to be entered into by the Company and a trustee to be specified, filed as Exhibit 4.2 to the Registration Statement; and

1.7	a certificate dated 1 August 2005 from an officer of the Company (the “Officer’s Certificate”).

We have also reviewed and relied on copies of such corporate records and other documents, reviewed such matters of law and taken such steps, as we have deemed necessary or appropriate for the purpose of this opinion.

2	ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction the subject of this opinion.

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Officer’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Indentures have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2	each offering, sale or issuance of particular Securities pursuant to the Registration Statement will be specifically and duly authorised by the board of directors of the Company;

2.3	the Indentures and the Debt Securities are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under laws of the State of New York (“New York”) and all other relevant laws (other than the laws of the Cayman Islands);

MAPLES AND CALDER

2.4	the choice of New York law as the governing law of the Indentures and the Debt Securities has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.5	the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

2.6	a prospectus supplement and any required amendments to the Registration Statement (including post-effective amendments) will have been prepared and filed with the Commission describing the Securities offered thereby;

2.7	all Securities will be issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

2.8	a definitive purchase, underwriting, fiscal agency or similar agreement with respect to any Securities offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

2.9	any securities to be issued upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorised, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

2.10	there will be sufficient authorised, but unissued, shares under the Company’s Memorandum and Articles of Association;

2.11	the Subordinated Indenture will be duly executed and delivered by an Authorized Officer (as defined in the Resolutions);

2.12	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.13	all signatures, initials and seals are genuine;

2.14	the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Indentures and to buy, hold or sell the Debt Securities;

MAPLES AND CALDER

2.15	there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York.

3	OPINION

Based on the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company validly incorporated, existing as an exempted company with limited liability and in good standing under the laws of the Cayman Islands.

3.2	The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under each of the Indentures and the Debt Securities, including the issue of the Debt Securities pursuant to the Indentures.

3.3	The execution, delivery and performance of each of the Indentures has been duly authorised by and on behalf of the Company and the Senior Indenture has been duly executed and delivered on behalf of the Company.

3.4	With respect to Debt Securities, when (i) the board of directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Company’s Memorandum and Articles of Association, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) when duly executed on behalf of the Company and authenticated in the manner set forth in the applicable Indenture and delivered against due payment therefor pursuant to, and in accordance with the terms of, the Offer as contemplated by the Registration Statement, the Debt Securities will have been duly authorised and will be duly executed, issued and delivered.

3.5

With respect to Ordinary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, (ii) due registration of the issue of such shares are made in the register of members of the Company, and (iii) either (a) upon payment in full of the subscription price or other consideration therefore (being not less than the par value of the Ordinary Shares) pursuant to the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board, or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange,

MAPLES AND CALDER

redemption or exercise as approved by the Board, for the consideration approved by the Board (being not less than the par value of the Ordinary Shares), the Ordinary Shares will have been duly authorised and will be validly issued, fully paid and non-assessable.

3.6	With respect to Preference Shares, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Preference Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, (ii) any shareholder consents as are required under the Company’s Memorandum and Articles of Association have been obtained, (iii) due registration of the issue of such shares are made in the register of members of the Company, and (iv) either (a) upon payment in full of the subscription price or other consideration therefore (being not less than the par value of the Preference Shares) pursuant to the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board, or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (being not less than the par value of the Preference Shares), the Preference Shares will be have been duly authorised and will be validly issued, fully paid and non-assessable.

4	DISCLOSURE

We express no view as to the commercial terms of the Indentures or the Debt Securities or whether such terms represent the intentions of the parties and make no comment with respect to any representations which may be made by the Company.

This opinion speaks as of its date and is strictly limited to the matters stated herein. This opinion is given to you solely for use in connection with the filing of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

We are aware that Baker Botts L.L.P will rely as to matters of Cayman Islands law on this opinion in rendering its opinions to you to be filed with the Registration Statement and we authorize them to so rely.

Yours faithfully,

/s/ Maples and Calder
MAPLES and CALDER

5